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                                                                    EXHIBIT 23.5


                    [STRASBURGER & PRICE, L.L.P. LETTERHEAD]


                            CONSENT OF LEGAL COUNSEL



         We hereby consent to the use of our opinions and to all references to our firm in the Joint Proxy Statement and Prospectus forming a part of this Amendment No. 1 to Registration Statement on Form S-4 of National Energy Group, Inc. and all amendments thereto.



                                                 STRASBURGER & PRICE, L.L.P.


                                                 /S/ STRASBURGER & PRICE, L.L.P.



Dallas, Texas
August 7, 1996